Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 25, 2021, relating to the financial statements of G Squared Ascend I Inc. appearing in the Registration Statement on Amendment No. 2 to Form S-1, File No. 333-252268.

/s/ WithumSmith+Brown, PC

New York, New York
February 4, 2021